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                                                                       EXHIBIT 9

[Farmers Logo]                                         Office of General Counsel
                                                         4680 Wilshire Boulevard
                                                           Los Angeles, Ca 90010
                                                                  (323) 932-3200
                                                        (323) 964-8093 Facsimile


                                 April 16, 2002



Board of Directors
Farmers New World Life Insurance Company
Farmers Annuity Separate Account A
3003 - 77th Avenue, S.E.
Mercer Island, Washington  98040

Ladies and Gentlemen:

1. In my capacity as Vice President and General Counsel of Farmers New World Life Insurance Company ("FNWL"), I have participated in the preparation and review of this Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 (File No. 333-85183) filed with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of individual flexible premium variable annuity contracts (the "Contracts") to be issued with respect to Farmers Annuity Separate Account A (the "Account"). The Account was established on April 6, 1999, by the Board of Directors of FNWL as a separate account for assets applicable to the Contracts, pursuant to the provisions of
Section 48.18A.020 of the Washington Insurance Laws.

2. The Separate Account is a separate account of FNWL validly existing pursuant to Washington law and the regulations issued thereunder.

3. The Contracts, when issued as contemplated by the Registration Statement, will be legal and binding obligations of FNWL in accordance with their terms.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Statement of Additional Information constituting a part of the Registration Statement.

Very truly yours,

/s/ M. Douglas Close
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M. Douglas Close
Vice President and General Counsel
Farmers New World Life Insurance Company